                               EXHIBIT INDEX



  Exhibit Number             Description

     99                      BankAmerica Corporation
                             press release dated
                             July 20, 1994
                             titled "BankAmerica
                             Second Quarter
                             Earnings."

                                                               Exhibit 99

  BankAmerica Corporation logo appears here.


  BankAmerica Corporation                                            News


                                                              For release:



  Contact:  Peter Magnani
            (415) 953-2418


                    BANKAMERICA SECOND QUARTER EARNINGS

     SAN FRANCISCO, July 20, 1994 -- BankAmerica Corporation today reported second-quarter earnings per share of $1.33, an increase of
  11 percent from $1.20 for the same period a year ago.   Net income for
  the second quarter of 1994 was $525 million, up 8 percent from the second quarter of 1993.

     "We are very pleased with the second-quarter increase in earnings per share, which is the result of good performance in many business sectors," Richard M. Rosenberg, Chairman and Chief Executive Officer, said. "Second-quarter earnings per share not only exceeded the results for the second quarter of 1993, but also represented an increase over first-quarter 1994 results of $1.27, as loan growth contributed to increased net interest income, and trading income improved. These results reflect the continuing efforts of our dedicated staff to realize the value in the diversity of the franchise, which we have been increasing in the past several years."

     The corporation's earnings per share for the first six months of 1994 were $2.59, based on year-to-date net income of $1,038 million, while earnings per share for the first six months of 1993 were $2.39, based on year-to-date net income of $972 million.





                               - more -

  Results of Operations
  ---------------------

     Net interest income for the second quarter of 1994 was down
  $20 million, or 1 percent, from the amount reported for the second quarter of 1993, but up $38 million from the previous quarter. The corporation's net interest margin for the second quarter of 1994 was
  4.49 percent, down 23 basis points from the same period last year, but up slightly from the first quarter of 1994.

     The provision for credit losses was $125 million in the second quarter of 1994, down $102 million from the amount reported in the second quarter of 1993. This decrease primarily reflected continued improvement in credit quality in various portfolio sectors.

     Noninterest income for the second quarter of 1994 decreased
  $40 million from the amount reported in the same period last year, primarily due to decreases in both trading income and total fees and commissions. These declines were partially offset by an increase in other income, the largest component of which was gains on sales of assets pending disposition.

     Noninterest expense for the second quarter of 1994 remained essentially unchanged from the amount reported in the comparable period of 1993. Included in second-quarter 1994 noninterest expense were previously disclosed capital additions totaling $68 million to two of the Pacific Horizon money market mutual funds, for which Bank of America NT&SA serves as investment advisor. Excluding this amount, noninterest expense for the second quarter of 1994 was down $73 million from the corresponding period in 1993.


  Balance Sheet Analysis
  ----------------------

     Average total loans for the second quarter of 1994 were up
  $1.0 billion from the previous quarter. Adjusted for certain reclassifications, average loan outstandings have increased for three consecutive quarters.


                               - more -

     Credit quality continued to improve during the second quarter of 1994. Total nonaccrual assets decreased $276 million, or 11 percent, from their March 31, 1994 level. This decline, which was primarily in nonaccrual commercial and industrial and construction and development loans, was largely the result of paydowns and loans restored to accrual status. In addition, net credit losses for the second quarter of 1994 totaled $154 million, down $197 million, or 56 percent, from the amount reported in the same period last year.

     During the second quarter of 1994, BankAmerica Corporation completed its previously announced plan to repurchase common stock in connection with the pending acquisition of Continental Bank Corporation. During the six months ended June 30, 1994, the corporation repurchased
  11.8 million shares of its common stock on the open market at an average per-share price of $42.43.

                                   #####

















                                  -more-

              BankAmerica Corporation and Subsidiaries
                          Financial Highlights


  Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted by the corporation effective January 1, 1994. At that time, $5.6 billion of held-to-maturity securities were transferred to available-for-sale securities. In addition, certain debt-restructuring par bonds and other instruments issued by foreign governments of $1.3 billion and $1.2 billion were reclassified from loans to available-for-sale securities and held-to-maturity securities, respectively.

  Financial Accounting Standards Board Interpretation No. 39 (FIN 39), "Offsetting of Amounts Related to Certain Contracts," was also adopted by the corporation effective January 1, 1994. To the extent allowed by FIN 39, the corporation nets unrealized gains and losses on certain off-balance-sheet instruments.

  Since SFAS No. 115 does not allow retroactive application and the corporation has elected not to restate prior periods under FIN 39, prior period amounts have not been restated.



                                  Table 1
                            Summary of Results

                                           Second      First     Second
       (dollar amounts in millions,       Quarter    Quarter    Quarter
       except per share data)                1994       1994       1993
                                          -------    -------    -------
   1   Net income                           $ 525     $ 513       $ 488
   2   Earnings per common and common
         equivalent share                    1.33      1.27        1.20
   3   Earnings per common share --
         assuming full dilution              1.32      1.26        1.19

                                                       Six Months Ended
                                                                June 30
                                                       ----------------
                                                         1994      1993
                                                       ------    ------
   4   Net income                                      $1,038     $ 972
   5   Earnings per common and common
         equivalent share                                2.59      2.39
   6   Earnings per common share --
         assuming full dilution                          2.58      2.38

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                  Table 2
                             Statistical Data

                                          Second      First      Second
                                         Quarter    Quarter     Quarter
                                            1994       1994        1993
                                         -------    -------     -------
       Rate of return (based
         on net income) on:
   1   Average total assets                 1.08%      1.07%       1.06%
   2   Average common stockholders'
         equity                            13.32      13.00       13.08
   3   Net interest margin/a/               4.49       4.45        4.72
   4   Full-time-equivalent staff
         at period end (in thousands)       77.1       78.2        80.9
   5   Employees at period
         end (in thousands)                 93.6       94.7        98.3

                                                      Six Months Ended
                                                               June 30
                                                     -----------------
                                                        1994      1993
                                                     -------   -------
       Rate of return (based
         on net income) on:
   6   Average total assets                             1.07%     1.06%
   7   Average common stockholders'
         equity                                        13.21     13.31
   8   Net interest margin/a/                           4.47      4.71
   --------------------------------------------------------------------

  /a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $5 million, $6 million, and $5 million for the second quarter of 1994, the first quarter of 1994, and the second quarter of 1993, respectively, and $11 million and $10 million for the six-month periods ended June 30, 1994 and 1993, respectively.

    ------------------------------------------------------------------

                                 Table 3
                          Credit Quality Ratios

                                            June 30    March 31   June 30
                                               1994        1994      1993
                                            -------    --------   -------
   1  Allowance for credit losses to
        total loans                            2.73%       2.79%     3.00%
   2  Allowance for credit losses to
        total nonaccrual assets              153.67      137.92     81.88
   3  Annualized ratio of net credit
        losses to average total loan
        outstandings for the quarter
        ended                                  0.50        0.58     1.13
   4  Annualized ratio of net credit
        losses to average total loan
        outstandings for the year-to-
        date period ended                      0.54        0.58     1.07

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                 Table 4
                                 Capital

                                            June 30     March 31     June 30
                                               1994         1994        1993
                                            -------     --------     -------
   1  Total risk-based capital ratio/a/       12.10%/b/    12.21%     11.70%
   2  Tier 1 risk-based capital ratio/a/       7.60/b/      7.64       6.93
   3  Tier 1 leverage ratio/a/                 6.55         6.37       6.21
   4  Common stockholders' equity to
        total assets                           7.14         7.04       7.25
   5  Total stockholders' equity to
        total assets                           8.65         8.55       8.86
   6  Total risk-based capital/a/
        (in millions)                       $19,656/b/   $19,259    $18,759
   7  Tier 1 risk-based capital/a/
        (in millions)                        12,275/b/    12,055     11,107
   ------------------------------------------------------------------------

  /a/ Due to the first-quarter 1993 adoption of SFAS No. 109, "Accounting for Income Taxes", core deposit intangibles (CDI) and other identifiable intangibles that are normally deducted from Tier 1 capital under the current guidelines of the federal banking regulators were estimated to be $489 million higher at June 30, 1994 and were $500 million higher at March 31, 1994 and $535 million higher at June 30, 1993,with corresponding increases in deferred taxes. The federal banking regulators have not issued final capital regulations on the adoption of SFAS No. 109 and are currently considering whether such increased intangibles should be deducted from capital. Management believes that the increased amounts of CDI and other identifiable intangibles resulting from the adoption of SFAS No. 109 do not pose a risk to the corporation's capital and should not be deducted from capital in determining capital ratios. Pending final resolution of this issue by the banking regulators, such amounts have not been deducted from capital in determining the capital ratios shown above.

  /b/   Estimated.
  ----------------------------------------------------------------------

                                  Table 5
                      Common and Preferred Stock Data

                                            June 30    March 31    June 30
                                               1994        1994       1993
                                            -------    --------    -------
   1  Book value per common share             $40.69     $39.67     $37.82
   2  Closing price per common share           45.75      39.38      45.25
      Cash dividend per common share:
   3    Quarter-to-date                         0.40       0.40       0.35
   4    Year-to-date                            0.80       0.40       0.70
      Common stock dividends
         (in millions):
   5     Quarter-to-date                         139        143        124
   6     Year-to-date                            282        143        248
      Preferred stock dividends
        (in millions):
   7    Quarter-to-date                           61         60         60
   8    Year-to-date                             121         60        120
   9  Number of common shares outstanding
        (in thousands)                       346,909    350,029    355,758
      Average number of common and common
        equivalent shares outstanding
        (in thousands)
  10    Quarter-to-date                      349,721    357,569    357,315
  11    Year-to-date                         353,645    357,569    356,169

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 6
                 Selected Average Balance Sheet Components


                                              Second      First    Second
                                             Quarter    Quarter   Quarter
     (in millions)                              1994       1994      1993
                                            --------   --------  --------

  1  Loans                                 $123,313    $122,312  $124,678
  2  Earning assets                         163,922     162,514   157,653
  3  Total assets                           195,619     194,880   184,429
  4  Deposits                               141,478     140,638   140,160
  5  Common stockholders' equity             13,984      14,124    13,116
  6  Total stockholders' equity              16,963      17,103    16,095
  -----------------------------------------------------------------------


                                  Table 7
                             Business Sectors

                                            Six Months Ended June 30, 1994/a/
     (dollar amounts                    ----------------------------------
     in billions, except                         Average  Average   Return
     for net income which                   Net    Total    Total       on
     is in millions)                     Income   Assets  Deposits  Assets
                                        -------  -------  --------  ------

  1  Consumer banking                   $  338    $ 54        $ 66    1.26%
  2  Large corporate and
       foreign banking                     336      65          24    1.05
  3  Commercial real estate                143       8           2    3.41
  4  Seafirst Corporation                  142      15          12    1.92
  5  Middle market banking                  91      10           5    1.80
  6  Private bank                           18       2           5    1.57
  7  Other non-California
       banks                                13      23          24    0.11
  8  Other                                 (43)     18           3   (0.48)
                                        ------    ----        ----
                                        $1,038    $195        $141    1.07
                                        ======    ====        ====

  ------------------------------------------------------------------------
  /a/ Amounts are preliminary and reflect second-quarter 1994 changes in the corporation's organizational structure and in its business-sector allocation methodologies.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 8
                             Loan Outstandings

                                             June 30    March 31   June 30
     (in millions)                              1994        1994      1993
                                             -------    --------   -------
      Domestic
      Consumer:
   1    Residential first mortgages/a/      $ 31,784    $ 30,993  $ 29,267
   2    Installment/b/                        16,229      15,809    15,568
   3    Credit card                            7,169       7,162     7,468
   4    Individual lines of credit/b/          8,235       8,268     8,573
   5    Other/b/                                 285         289       297
                                            --------    --------  --------
   6      Total consumer                      63,702      62,521    61,173

      Commercial:
   7    Commercial and industrial/c/          21,815      20,954    20,533
   8    Loans secured by real estate           9,131       9,050     9,560
   9    Construction and development
          loans secured by real estate         3,742       3,991     5,775
  10    Loans for purchasing or carrying
          securities                           1,683       2,934     2,322
  11    Financial institutions                 1,340       1,751     1,945
  12    Lease financing                        1,678       1,665     1,772
  13    Agricultural                           1,605       1,614     1,620
  14    Other                                  1,465       1,332     1,184
                                           ---------   ---------  --------
  15        Total commercial                  42,459      43,291    44,711
                                           ---------   ---------   --------
  16          Total domestic loans           106,161     105,812   105,884

      Foreign
  17    Commercial and industrial             12,388      11,748    11,555
  18    Governments and official
          institutions                           862         787     3,539
  19    Banks and other financial
            institutions                       2,206       1,955     2,135
  20    Other                                  3,257       3,242     2,898
                                            --------    --------  --------
  21      Total foreign loans                 18,713      17,732    20,127
                                            --------    --------  --------

  22        Total Loans                     $124,874    $123,544  $126,011
                                            ========    ========  ========

  ------------------------------------------------------------------------
  /a/ Includes loans held for sale in the normal course of business of $38 million, $138 million, and $390 million at June 30, 1994, March 31, 1994, and June 30, 1993, respectively.

  /b/ Installment loans, individual lines of credit, and other consumer loans included the following aggregate amounts that were collateralized by junior mortgages on residential real estate:$13,280 million at June 30, 1994, $12,927 million at March 31, 1994, and $13,313 million at June 30, 1993.

  /c/ Excludes loans held for sale in the normal course of business of $760 million, $487 million, and $409 million at June 30, 1994, March 31, 1994, and June 30, 1993, respectively. These loans were originated with the intent to sell and are included in other assets.

                 BankAmerica Corporation and Subsidiaries
                           Financial Highlights


                                  Table 9
                        Selected Credit Quality Data


                                           June 30    March 31    June 30
     (in millions)                            1994        1994       1993
                                           -------    --------    -------
     Nonaccrual Assets:
  1  Construction and development
       loans secured by real estate         $  724      $  819     $2,028
  2  Commercial and industrial                 311         448        798
  3  Commercial loans secured by real
       estate                                  588         553        771
  4  Consumer                                  424         471        428
  5  Foreign, excluding restructuring
       country related                         161         172        237
                                            ------      ------     ------
  6      Total                               2,208       2,463      4,262
  7  Restructuring country related              14          35        356
                                            ------      ------     ------
  8        Total Nonaccrual Assets/a/       $2,222      $2,498     $4,618
                                            ======      ======     ======
  9  Restructured loans                     $  139      $  142     $   79
 10  Loans past due 90 days or more
       and still accruing interest/b/          498         482        598
 11  Other real estate owned                   472         553        512

  -----------------------------------------------------------------------
  /a/ Excludes assets pending disposition of $90 million, $284 million, and $402 million at June 30, 1994, March 31,
        1994, and June 30, 1993, respectively, that would have been on nonaccrual status if they had been included in the Corporation's loan outstandings and interest-bearing deposits in banks. These assets were identified for accelerated disposition and are carried at the lower of cost or fair value in other assets.

  /b/ Includes consumer loans of $260 million, $290 million, and $401 million at June 30, 1994, March 31, 1994, and June 30, 1993, respectively.

                                 Table 10
                  Analysis of Change in Nonaccrual Assets


                                              Second    First    Fourth
                                             Quarter  Quarter   Quarter
      (in millions)                             1994     1994      1993
                                             -------  -------  --------

   1  Balance, beginning of period            $2,498   $2,886    $3,928

      Additions:
   2    Loans placed on nonaccrual
          status                                 269      227       284

       Deductions:
   3     Restored to accrual status             (169)    (195)     (317)
   4     Foreclosures                            (32)     (72)     (100)
   5     Charge-offs                             (37)     (40)     (123)
   6     Restructuring-country-related
           assets transferred to
           other assets                           --       --      (310)
   7     Other, primarily payments              (307)    (308)     (476)
                                              ------   ------    ------
   8       Balance, End of Period             $2,222   $2,498    $2,886
                                              ======   ======    ======

  ---------------------------------------------------------------------

                BankAmerica Corporation and Subsidiaries
                          Financial Highlights


                                Table 11
                      Net Credit Losses (Recoveries)

                                            Second     First     Second
                                           Quarter   Quarter    Quarter
     (in millions)                            1994      1994       1993
                                           -------   -------    -------
     Domestic consumer:
   1   Residential first mortgages            $ 13      $  7       $  7
   2   Credit card                              85        90        116
   3   Other consumer                           54        65         72
     Domestic commercial:
   4   Commercial and industrial                (3)       (9)        75
   5   Loans secured by real estate             14        11         14
   6   Construction and development
         loans secured by real estate           (6)       (1)        67
   7   Loans for purchasing or carrying
         securities, financial institutions,
         lease financing, agricultural,
         and other commercial                   (3)       (5)         4
                                              ----      ----        ---
   8        Total domestic                     154       158        355
     Foreign:
   9   Restructuring country related            (4)       --         (1)
  10   Other foreign                             4        16         (3)
                                              ----      ----        ---
  11      Total foreign                         --        16         (4)
                                              ----      ----        ---
  12        Total Net Credit Losses           $154      $174       $351
                                              ====      ====       ====

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                             Second     First     Second
                                            Quarter   Quarter    Quarter
      (in millions)                            1994      1994       1993
                                            -------   -------    -------
      Interest Income
   1  Loans, including fees                  $2,294    $2,206     $2,360
   2  Interest-bearing deposits in banks         74        56         45
   3  Federal funds sold                         15        13         11
   4  Securities purchased under
        resale agreements                        89        72         37
   5  Trading account assets                    122       111         83
   6  Available-for-sale and held-to-
        maturity securities                     345       355        345
                                            -------     -----      -----
   7      Total interest income               2,939     2,813      2,881

      Interest Expense
   8  Deposits                                  753       697        737
   9  Federal funds purchased                     3         3          4
  10  Securities sold under repurchase
        agreements                               97        79         33
  11   Other short-term borrowings               59        61         45
  12   Long-term debt                           185       169        180
  13   Subordinated capital notes                10        10         30
                                            -------     -----      -----
  14       Total interest expense             1,107     1,019      1,029
                                            -------     -----      -----
  15       Net interest income                1,832     1,794      1,852
  16   Provision for credit losses              125       125        227
                                            -------     -----      -----
  17       Net interest income after
             provision for credit losses      1,707     1,669      1,625

       Noninterest Income
  18   Deposit account fees                     290       294        301
  19   Credit card fees                          85        82         89
  20   Trust fees                                66        67         77
  21   Other fees and commissions               262       266        272
  22   Trading income                           106        74        172
  23   Net securities gains                       7        20         13
  24   Net gain on sales of assets               20        45         17
  25   Other income                             182       155        117
                                            -------     -----      -----
  26       Total noninterest income           1,018     1,003      1,058

       Noninterest Expense
  27   Salaries                                 700       710        703
  28   Employee benefits                        180       158        145
  29   Occupancy                                167       165        167
  30   Equipment                                138       146        151
  31   Amortization of intangibles               99       105         74
  32   Communications                            80        78         85
  33   Regulatory fees and related expenses      72        70         79
  34   Professional services                     53        58         72
  35   Other expense                            332       294        350
                                             ------    ------      -----
  36       Total noninterest expense          1,821     1,784      1,826
                                             ------    ------      -----
  37         Income before income taxes         904       888        857
  38   Provision for income taxes               379       375        369
                                             ------    ------      -----
  39         Net Income                      $  525    $  513      $ 488
                                             ======    ======      =====

                 BankAmerica Corporation and Subsidiaries
                   Consolidated Statement of Operations

                                                       Six Months Ended
                                                                June 30
                                                       ----------------
       (in millions)                                     1994      1993
                                                       ------    ------
     Interest Income
  1  Loans, including fees                             $4,500    $4,789
  2  Interest-bearing deposits in banks                   130        91
  3  Federal funds sold                                    28        17
  4  Securities purchased under
       resale agreements                                  161        69
  5  Trading account assets                               233       159
  6  Available-for-sale and held-to-
       maturity securities                                700       681
                                                       ------    ------
  7      Total interest income                          5,752     5,806

     Interest Expense
     Deposits                                           1,450     1,524
  9  Federal funds purchased                                6         9
 10  Securities sold under repurchase
       agreements                                         176        57
 11  Other short-term borrowings                          120        94
 12  Long-term debt                                       354       366
 13  Subordinated capital notes                            20        61
                                                       ------    ------
 14      Total interest expense                         2,126     2,111
                                                       ------    ------
 15      Net interest income                            3,626     3,695
 16  Provision for credit losses                          250       475
                                                       ------    ------
 17        Net interest income after
             provision for credit losses                3,376     3,220

     Noninterest Income
 18  Deposit account fees                                 584       590
 19  Credit card fees                                     167       171
 20  Trust fees                                           133       148
 21  Other fees and commissions                           528       540
 22  Trading income                                       180       336
 23  Net securities gains                                  27        31
 24  Net gain on sales of assets                           65        44
 25  Other income                                         337       287
                                                       ------    ------
 26      Total noninterest income                       2,021     2,147

     Noninterest Expense
 27  Salaries                                           1,410     1,413
 28  Employee benefits                                    338       295
 29  Occupancy                                            332       330
 30  Equipment                                            284       291
 31  Amortization of intangibles                          204       206
 32  Communications                                       158       167
 33  Regulatory fees and related expenses                 142       163
 34  Professional services                                111       132
 35  Other expense                                        626       664
                                                       ------    ------
 36      Total noninterest expense                      3,605     3,661
                                                       ------    ------
 37        Income before income taxes                   1,792     1,706
 38  Provision for income taxes                           754       734
                                                       ------    ------
 39        Net Income                                  $1,038    $  972
                                                       ======    ======

                  BankAmerica Corporation and Subsidiaries
                         Consolidated Balance Sheet

                                              June 30   March 31   June 30
      (in millions)                              1994       1994      1993
                                             --------   --------  --------
      Assets
   1  Cash and due from banks                $ 10,137   $ 10,455  $ 10,989
   2  Interest-bearing deposits in banks        4,707      3,978     2,446
   3  Federal funds sold                        2,758      2,549     2,561
   4  Securities purchased under resale
        agreements                              4,933      5,995     2,426
   5  Trading account assets                    5,714      6,648     5,783
   6  Available-for-sale securities             8,938      9,413     3,491
   7  Held-to-maturity securities              11,734     11,979    16,207

   8  Loans                                   124,874    123,544   126,011
   9  Less: Allowance for credit losses         3,414      3,445     3,781
                                             --------   --------  --------
  10  Net loans                               121,460    120,099   122,230
  11  Premises and equipment, net               3,705      3,664     3,585
  12  Customers' acceptance liability             935        801       699
  13  Accrued interest receivable               1,097      1,030     1,002
  14  Other real estate owned                     472        553       512
  15  Goodwill, net                             3,886      3,931     4,141
  16  Identifiable intangibles, net             2,078      2,133     2,262
  17  Unrealized gains on off-balance-
        sheet instruments                       8,650      7,441        --
  18  Other assets                              6,339      6,543     7,132
                                             --------   --------  --------
  19      Total Assets                       $197,543   $197,212  $185,466
                                             ========   ========  ========
      Liabilities & Stockholders' Equity
      Deposits in domestic offices:
  20    Interest-bearing                     $ 86,568   $ 88,139  $ 92,051
  21    Noninterest-bearing                    31,009     30,920    31,190
      Deposits in foreign offices:
  22    Interest-bearing                       22,898     22,034    16,759
  23    Noninterest-bearing                     1,560      1,496     1,409
                                             --------   --------  --------
  24  Total deposits                          142,035    142,589   141,409
  25  Federal funds purchased                     223        270       724
  26  Securities sold under repurchase
        agreements                              6,332      6,910     2,206
  27  Other short-term borrowings               3,537      3,628     2,539
  28  Acceptances outstanding                     935        801       699
  29  Accrued interest payable                    550        529       542
  30  Unrealized losses on off-balance-
        sheet instruments                       8,727      7,129        --
  31  Other liabilities                         3,894      4,059     5,045
  32  Long-term debt                           13,611     13,828    14,409
  33  Subordinated capital notes                  606        606     1,459
                                             --------   --------  --------
  34      Total liabilities                   180,450    180,349   169,032

      Stockholders' Equity
  35  Preferred stock                          2,979       2,979     2,979
  36  Common stock                               561         561       556
  37  Additional paid-in capital               7,150       7,130     7,025
  38  Retained earnings                        7,131       6,807     5,888
  39  Net unrealized losses on available-
        for-sale securities                     (210)       (252)       --
  40  Common stock in treasury, at cost         (518)       (362)      (14)
                                            --------    --------  --------
  41      Total stockholders' equity          17,093      16,863    16,434
                                            --------    --------  --------

  42        Total Liabilities and
              Stockholders' Equity          $197,543    $197,212  $185,466
                                            ========    ========  ========